Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70943, 333-53312 and 333-105816) and Form S-8 (Nos. 333-05737, 333-24577, 333-37733, 333-70933, 333-38596, 333-45650, 333-53334, 333-61844, 333-61842, 333-102285, 333-111032, 33-144039) of Watson Pharmaceuticals, Inc. of our report dated February 21, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California
February 21, 2008